                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    FORM T-1

                            Statement of Eligibility
                     Under the Trust Indenture Act of 1939
                 of a Corporation Designated to Act as Trustee

                Check if an Application to Determine Eligibility
               of a Trustee Pursuant to Section 305(b)(2) ______


                         HARRIS TRUST AND SAVINGS BANK
                               (Name of Trustee)

       Illinois                                         36-1194448
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                111 West Monroe Street, Chicago, Illinois 60603
                    (Address of principal executive offices)

                Judith Bartolini, Harris Trust and Savings Bank,
                311 West Monroe Street, Chicago, Illinois, 60606
                  312-461-2527 phone   312-461-3525 facsimile
           (Name, address and telephone number for agent for service)



                            USN COMMUNICATIONS, INC.
                               (Name of obligor)



        Delaware                                         36-3947804
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                      10 South Riverside Plaza, Suite 401
                             Chicago Illinois 60606
                    (Address of principal executive offices)



                14 5/8% Series B Senior Discount Notes due 2004
                        (Title of indenture securities)

1.   GENERAL INFORMATION.  Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System,Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

          The Obligor is not an affiliate of the Trustee.

3. thru 15.

          NO RESPONSE NECESSARY

16.  LIST OF EXHIBITS.

     1. A copy of the articles of association of the Trustee is now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

        A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

     2. A copy of the existing by-laws of the Trustee.

        A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Commercial Federal Corporation, File No. 333-20711, and is incorporated herein by reference.

     3. The consents of the Trustee required by Section 321(b) of the Act.

          (included as Exhibit A on page 2 of this statement)

     4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

          (included as Exhibit B on page 3 of this statement)

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 8th day of October, 1997.

HARRIS TRUST AND SAVINGS BANK

    /s/ J. Bartolini
By: _____________________________
     J. Bartolini
     Vice President

EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK

    /s/ J. Bartolini
By: _____________________________
     J. Bartolini
     Vice President

EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of June 30, 1997, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                             [LOGO OF HARRIS BANK]

                         Harris Trust and Savings Bank
                            111 West Monroe Street
                           Chicago, Illinois  60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on June 30, 1997, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                        Bank's Transit Number 71000288

                                                                 THOUSANDS
                 ASSETS                                         OF DOLLARS
Cash and balances due from depository institutions:
     Non-interest bearing balances
      and currency and coin........................                  $ 1,707,824
        Interest bearing balances..................                  $   628,916
Securities:........................................
a.  Held-to-maturity securities                                      $         0
b.  Available-for-sale securities                                    $ 3,766,727
Federal funds sold and securities
  purchased under agreements to resell in
     domestic offices of the bank and
     of its Edge and Agreement
     subsidiaries, and in IBF's:
          Federal funds sold.......................                  $   275,425
          Securities purchased under                                 $         0
           agreements to resell....................
Loans and lease financing receivables:
          Loans and leases, net of
           unearned income.........................   $8,346,198
          LESS:  Allowance for loan and               $  110,230
           lease losses............................   ----------

          Loans and leases, net of
           unearned income, allowance, and
           reserve
          (item 4.a minus 4.b).....................                  $ 8,235,968
Assets held in trading accounts....................                  $   164,281
Premises and fixed assets (including
 capitalized leases)...............................                  $   199,292
Other real estate owned............................                  $       524
Investments in unconsolidated
 subsidiaries and associated companies.............                  $        69
Customer's liability to this bank on
 acceptances outstanding...........................                  $    46,107
Intangible assets..................................                  $   287,575
Other assets.......................................                  $   670,230
                                                                     -----------
TOTAL ASSETS                                                         $15,982,938
                                                                     ===========



                                  LIABILITIES
Deposits:
  In domestic offices.............................                  $ 9,243,162
       Non-interest bearing.......................    $3,411,145
       Interest bearing...........................    $5,832,017
  In foreign offices, Edge and
   Agreement subsidiaries, and IBF's..............                  $ 1,738,871
       Non-interest bearing.......................    $   34,386
       Interest bearing...........................    $1,704,485
Federal funds purchased and securities
sold under agreements to repurchase in
domestic offices of the bank and of
its Edge and Agreement subsidiaries,
and in IBF's:
  Federal funds purchased & securites
   sold under agreements to repurchase............                  $ 2,985,911
Trading Liabilities                                                      62,083
Other borrowed money:.............................
a.   With remaining maturity of one year or less                    $   244,781
b.   With remaining maturity of more than one year                  $         0
Bank's liability on acceptances executed and outstanding            $    46,107
Subordinated notes and debentures.................                  $   325,000
Other liabilities.................................                  $   119,695
                                                                    -----------

TOTAL LIABILITIES                                                   $14,765,610
                                                                    ===========
                                EQUITY CAPITAL
Common stock......................................                  $   100,000
Surplus...........................................                  $   600,715
a.   Undivided profits and capital reserves.......                  $   534,395
b.   Net unrealized holding gains (losses) on
     available-for-sale securities                                     ($17,782)
                                                                    -----------

TOTAL EQUITY CAPITAL                                                $ 1,217,328
                                                                    ===========

Total liabilities, limited-life
 preferred stock, and equity capital..............                  $15,982,938
                                                                    ===========

     I, Steve Neudecker, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                STEVE NEUDECKER
                                    7/30/97

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

          EDWARD W. LYMAN,
          ALAN G. McNALLY,
          RICHARD JAFFEE
                                                                      Directors.
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